AMENDMENT NO. ONE TO THE LOAN
AND SECURITY AGREEMENT
STUARTS DEPARTMENT STORES, INC.

This Amendment No. One To The Loan And Security Agreement (the "Amendment") is entered into as of the 20th day of March, 1995, by and between STUARTS DEPARTMENT STORES, INC., a Delaware corporation ("Borrower"), whose chief executive office is located at 16 Forge Parkway, Franklin, Massachusetts 02038 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500,
Los Angeles, California 90025-3333, in light of the following facts:

FACTS

FACT ONE:	Foothill and Borrower have previously entered into that
certain Loan And Security Agreement, dated December 16, 1993 (the "Agreement").

FACT TWO:	Foothill and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:
1.	Effective as of fiscal year-ending January 31, 1995, Sections 6.12(a)
and 6.12(b) of the Agreement are hereby amended in their entirety to read as follows:

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	6.12 (a)  	"Tangible Net Worth.  Tangible Net Worth of at least a
	negative One Million Dollars (-$1,000,000), measured on a fiscal quarter-end basis."

	6.12 (b)	"Working Capital.  Working Capital of not less than a negative
	Six Million Dollars (-$6,000,000), measured on a fiscal quarter-end basis."

2. 	Borrower shall pay to Foothill a facility fee in the amount of
Twenty Five Thousand ($25,000), which shall be due and payable upon execution hereof. Said fee shall be fully earned at the time of payment and shall be non-refundable.

3.	In the event of a conflict between the terms and provisions of this
Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.

FOOTHILL CAPITAL CORPORATION	                 STUARTS DEPARTMENT STORES,INC.


By		 	                                     By
	       Lisa M. Gonzales
Its	 Assistant Vice Presdient	 	               Its

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